UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2009

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

Electroglas, Inc., a Delaware corporation (the “Company”), entered into an Offer Letter (the “Offer Letter”), effective February 9, 2009, with Thomas M. Rohrs , Chairman of the Board and Chief Executive Officer of the Company, pursuant to which Mr. Rohrs would serve as the Company’s Executive Chairman.  The terms of the Offer Letter include, but are not limited to, the following:

(1)           Mr. Rohrs will serve as the Company’s Executive Chairman;

(2)           Mr. Rohrs’ initial base salary will be $110,000;

(3)
Pursuant to a Change of Control Agreement (the “Change of Control Agreement”) to be entered into by and between the Company and Mr. Rohrs, if during the three month period following certain change of control transactions with a closing date during the calendar year 2009 (to be defined in the Change of Control Agreement), (i) the Company terminates Mr. Rohrs other than for cause (to be defined in the Change of Control Agreement) or (ii) if Mr. Rohrs terminates his employment with the Company for good reason (to be defined in the Change of Control Agreement), the Company would be obligated to pay Mr. Rohrs the greater of (a) $275,000, or (b) 40% of 2% of the aggregate consideration payable to the Company’s stockholders in connection with such change of control transaction; and

(4)
Mr. Rohrs was granted an option to purchase 150,000 shares of Company common stock, which has a three-year vesting schedule, with one-third (1/3) of the shares subject to such option vesting on each annual anniversary of the grant date, with such option fully accelerating upon certain change of control transactions.

In addition, Mr. Rohrs will be eligible to receive a bonus of $75,000 depending on the satisfaction of certain milestones in the calendar year 2009.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Departure of Directors or Principal Officers.

Effective February 9, 2009, Thomas M. Rohrs resigned from the position of Chief Executive Officer of the Company.  Mr. Rohrs’ resignation as the Chief Executive Officer did not involve any disagreement with the Company.

(c)           Appointment of Directors or Principal Officers.

Effective February 9, 2009, Warren C. Kocmond, Jr.  was appointed as the Chief Executive Officer of the Company.

Mr. Kocmond has been the Chief Operating Office of the Company since May 2008.  Prior to joining Electroglas, Mr. Kocmond was the Senior Vice President of Global Operation for Affymetrix, Inc., from April 2007 to May 2008.  Prior to joining Affymetrix, Mr. Kocmond was Chief Executive Officer of Earth Renewable Energy from May 2006 to April 2007.  Prior to joining Earth Renewable Energy, from April 2004 to May 2006, Mr. Kocmond was the Chief Operating office for Asyst Technologies. From March 1999 to April 2004, Mr. Kocmond was at Applied Materials, Inc. lastly, as the Vice President of Applied Global Services.  Mr. Kocmond has also held manufacturing, operations, and technology positions at Hewlett-Packard Company, and Silicon Graphics, Inc.

The press release issued on February 9, 2009 by the Company describing Mr. Kocmond’s appointment and Mr. Rohrs’ resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number [Missing Graphic Reference]	Description [Missing Graphic Reference]
99.1	Press release dated February 9, 2009, describing Mr. Kocmond’s appointment and Mr. Rohrs’ resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: February 9, 2009	By:	/s/ Thomas E. Brunton Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated February 9, 2009, describing Mr. Kocmond’s appointment and Mr. Rohrs’ resignation.